Exhibit 99.1

Cott Reports Third Quarter 2017 Results

(Unless stated otherwise, all third quarter 2017 comparisons are relative to the third quarter of 2016; all information is in U.S. dollars.)

TORONTO and TAMPA, FL, Nov. 9, 2017 /CNW/ - Cott Corporation (NYSE:COT; TSX:BCB) today announced its results for the third quarter ended September 30, 2017.

Upon announcing the sale of Cott's traditional North America, U.K., and Mexico businesses ("traditional business") (excluding the RCI International division and its associated concentrate facility as well as Aimia Foods division in the U.K.), generally accepted accounting principles required the reported results for all periods presented to exclude the operating results of our traditional business as it has been classified in our consolidated financial statements as discontinued operations.

THIRD QUARTER 2017 HIGHLIGHTS

•	Revenue from continuing operations increased 22% to $581 million compared to $477 million.
•	Gross profit from continuing operations increased 18% to $293 million compared to $248 million.
•	Operating income from continuing operations increased 100% to $27 million compared to $14 million.
•	For comparative purposes, total company revenue including discontinued operations was $995 million compared to $885 million while reported net income and net income per diluted share were $43 million and $0.30, respectively, compared to reported net loss and net loss per diluted share of $3 million and $0.02, respectively.
•	The sale of Cott's traditional business is on track to close near the end of 2017 with Refresco Group N.V. ("Refresco") shareholder approval and U.S. and Canada regulatory approval received. The request for U.K. regulatory approval is on schedule with a draft of the Merger Notice submitted to the U.K. Regulatory Authority in August, the subsequent customary period of pre-notification engagement with the UK Regulatory Authority completed, and the final Merger Notice submitted. We are now in the process of the Authority's 40 business day formal review period.

"I was pleased to see the solid top and bottom line performance across our key business platforms during the quarter. Comparable revenue growth of over 3% in our Route Based Services segment and 7% in our Coffee, Tea and Extract Solutions segment illustrates the shape and potential of new Cott," commented Jerry Fowden, Cott's Chief Executive Officer. "We believe our outlook for driving organic growth and capturing synergies, alongside executing our tuck-in acquisition strategy puts us on a clear path to generating $150 million of adjusted free cash flow by the end of 2019," continued Mr. Fowden.

THIRD QUARTER 2017 CONTINUING OPERATIONS GLOBAL PERFORMANCE

•	Revenue increased 22% to $581 million (increased 4% on a pro forma basis, treating Eden Springs ("Eden") and S&D Coffee and Tea ("S&D") as if they had been acquired at the beginning of the third quarter of 2016), driven primarily by the additions of S&D and Eden as well as growth at DS Services. Cott remains on track to deliver at or above $2.2 billion of revenue from its continuing operations in 2017 driven by the strong coffee volume growth within the Coffee, Tea and Extract Solutions segment as well as growth within the Route Based Services segment driven by growth in consumption and customers and increased pricing.
Continuing Operations
Revenue Bridge
2016 Q3 Revenue	$476.7
Route Based Services	48.7
S&D Full Quarter of Operations	56.1
Foreign exchange impact	(0.6)
2017 Q3 Revenue	$580.9

•	Gross profit increased 18% to $293 million, driven primarily by the addition of Eden and S&D and growth at DS Services. Gross margin as a percentage of revenue was 50.4% compared to 52.0% as a full quarter of S&D operations affected the mix of our gross margin.
•	Income tax expense was $1 million compared to income tax expense of $3 million.
•	Reported net income and net income per diluted share were $2 million and $0.01, respectively, compared to reported net loss and net loss per diluted share of $4 million and $0.03, respectively. Adjusted net income and adjusted net income per diluted share (including adjustments for acquisition, integration, debt redemption and other costs) were $9 million and $0.06, respectively, compared to adjusted net income and adjusted net income per diluted share of $5 million and $0.04, respectively.
•	Reported EBITDA was $75 million compared to $55 million. Adjusted EBITDA increased 22% to $84 million due to the ongoing success of Cott's profitability improvement plan at DS Services as well as a full quarter of operations from the Eden and S&D businesses. (For comparative purposes, total company EBITDA and Adjusted EBITDA including discontinued operations were $117 million and $126 million, respectively compared to $101 million and $111 million.)
•	Net cash provided by operating activities of $46 million less $38 million of capital expenditures resulted in free cash flow of $8 million and adjusted free cash flow of $13 million (adjusted for acquisition, integration, and other cash costs). Free cash flow in the quarter included higher growth related capex as well as $13 million of interest associated with the 10% secured notes that are going to be redeemed with the proceeds from the sale of our traditional business.

THIRD QUARTER 2017 CONTINUING OPERATIONS REPORTING SEGMENT PERFORMANCE

Following the announcement of the sale of its traditional business to Refresco, Cott reorganized the reporting segments of its continuing operations into three reporting segments: Route Based Services (which includes the DS Services, Aquaterra and Eden businesses), Coffee, Tea and Extract Solutions (which includes the S&D business), and All Other (which includes the RCI International division and its associated concentrate facility, the Aimia Foods division in the United Kingdom and other miscellaneous expenses). Prior year information has been updated to reflect this change in reporting segments. A discussion on our discontinued operations appears further below.

Route Based Services

•	Revenue increased 14% to $397 million (3% on a pro forma basis, treating Eden as if it had been acquired at the beginning of the third quarter of 2016) driven by a full quarter of operations from Eden alongside continued revenue growth at DS Services. A detailed breakdown is tabulated below.
Route Based Services
Revenue Bridge
2016 Q3 Revenue	$349.2
Eden - Full Quarter of Operations	38.7
DS Services
Price/Mix	6.7
Returnable volume	1.4
Other	2.7
Aquaterra	0.5
OCS	(1.3)
Foreign exchange impact	(0.6)
2017 Q3 Revenue	$397.3

•	U.S. revenue increased 4% and Cott remains on track to meet its profitability growth targets for fiscal year 2017. Key drivers of revenue and profitability growth during the quarter were:
•	HOD water 5 gallon volume growth driven by growth in customers;
•	Pricing as a part of DS Services profitability improvement plan; and
•	Growth within DS Services filtration division.
•	Revenue in Cott's European operations, including Israel, increased 55% to $109 million (3% on a pro forma basis, treating Eden as if it had been acquired at the beginning of the third quarter of 2016) during the quarter in line with its acquisition model. Integration and synergy capture accelerated and continues to track ahead of plan.
•	Gross profit increased 15% to $249 million due primarily to the addition of Eden and the operational leverage associated with the topline growth at DS Services during the quarter.

Coffee, Tea and Extract Solutions

•	Revenue increased 64% to $143 million (7% on a pro forma basis, treating S&D as if it had been acquired at the beginning of the third quarter of 2016) as S&D had a full quarter of operations alongside continued organic revenue growth. S&D integration continues to track in line with plan while revenues and volume continue to track ahead of plan with 9% growth in coffee and tea pounds sold. In addition to general market growth seen within its customer base, key drivers of revenue and profitability growth for S&D through the first three quarters include:
•	Increased SKUs and production within a large existing quick serve restaurant ("QSR") client;
•	Growth and new production within convenience retail; and
•	Winning a new QSR contract at the end of 2016.

DISCONTINUED OPERATIONS

On July 25, 2017, Cott announced the signing of a definitive agreement to sell its traditional business to Refresco for $1.25 billion.

As required by generally accepted accounting principles, Cott has presented the traditional business as discontinued operations beginning in the third quarter of 2017. The Company has reclassified the financial results of the traditional business to net income (loss) from discontinued operations, net of income taxes in the consolidated statement of operations for all periods presented.  Cott also reclassified the related assets and liabilities as current and non-current assets and liabilities of discontinued operations on the accompanying consolidated balance sheets as of September 30, 2017 and December 31, 2016.  Cash flows from Cott's discontinued operations are presented in the consolidated statements of cash flows for all periods presented.

Revenue within Cott's discontinued operations increased approximately 2% predominantly driven by continued strong contract manufacturing and value added and sparkling water beverage volume growth in the U.S., alongside the complete implementation of U.K. Brexit related price increases.

On September 5, 2017, Refresco and Cott announced that 99.5% of the shareholders of Refresco that voted were in favor of the previously announced acquisition of Cott's traditional business.

The sale of Cott's traditional business is on track to close at the end of 2017 with U.S. and Canada regulatory approval received and the request for U.K. regulatory approval is on schedule with a draft of the Merger Notice submitted to the U.K. Regulatory Authority in August, the subsequent customary period of pre-notification engagement with the UK Regulatory Authority having been completed, the final Merger Notice having been submitted, and we are in the process of the Authority's 40 business day formal review period.

"With the Refresco shareholder vote strongly in favor of our transaction and Canadian and U.S. regulatory approval already received, we are much closer to the closing of this transaction. What's more, we've said that we will operate business as usual until the transaction closes and it was pleasing to see the first topline growth in a long time from our traditional business or discontinued operations for the quarter," commented Jerry Fowden, Cott's Chief Executive Officer.

2019 REVENUE AND FREE CASH FLOW OUTLOOK

Assuming that the sale of the traditional business closes near the end of 2017 as expected, Cott is targeting full year 2019 revenues in excess of $2.3 billion and cash flow provided by operations of approximately $265 to $270 million and capital expenditures of $115 to $120 million, resulting in adjusted free cash flow of approximately $150 million (when excluding acquisition, integration and other cash costs).

THIRD QUARTER 2017 RESULTS CONFERENCE CALL

Cott Corporation will host a conference call today, November 9, 2017, at 10:00 a.m. ET, to discuss third quarter results, which can be accessed as follows:

North America: (888) 231-8191
International: (647) 427-7450
Conference ID: 95875301

A live audio webcast will be available through Cott's website at http://www.cott.com. The earnings conference call will be recorded and archived for playback on the investor relations section of the website for a period of two weeks following the event.

ABOUT COTT CORPORATION

Cott is a diversified beverage company with a leading volume-based national presence in the North America and European home and office bottled water delivery industry, a leader in custom coffee roasting and blending of iced tea for the U.S. foodservice industry, and a leader in the production of beverages on behalf of retailers, brand owners, and distributors.  Our platform reaches over 2.3 million customers or delivery points across North America and Europe supported by strategically located sales and distribution facilities and fleets, as well as wholesalers and distributors.  This enables us to efficiently service residences, businesses, restaurant chains, hotels and motels, small and large retailers, and healthcare facilities.

Non-GAAP Measures
To supplement its reporting of financial measures determined in accordance with GAAP, Cott utilizes certain non-GAAP financial measures.  Cott utilizes adjusted net income (loss), adjusted income (loss) per diluted share, and EBITDA and adjusted EBITDA to separate the impact of certain items from the underlying business.  Because Cott uses these adjusted financial results in the management of its business, management believes this supplemental information is useful to investors for their independent evaluation and understanding of Cott's underlying business performance and the performance of its management.  Additionally, Cott supplements its reporting of net cash provided by operating activities determined in accordance with GAAP by excluding additions to property, plant and equipment to present free cash flow, and by excluding acquisition, integration, and other cash costs to present adjusted free cash flow, which management believes provides useful information to investors about the amount of cash generated by the business that, after the acquisition of property and equipment, can be used for strategic opportunities, including investing in our business, making strategic acquisitions, paying dividends, and strengthening the balance sheet.  The non-GAAP financial measures described above are in addition to, and not meant to be considered superior to, or a substitute for, Cott's financial statements prepared in accordance with GAAP. In addition, the non-GAAP financial measures included in this earnings announcement reflect management's judgment of particular items, and may be different from, and therefore may not be comparable to, similarly titled measures reported by other companies.

Safe Harbor Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 conveying management's expectations as to the future based on plans, estimates and projections at the time Cott makes the statements. Forward-looking statements involve inherent risks and uncertainties and Cott cautions you that a number of important factors could cause actual results to differ materially from those contained in any such forward-looking statement. The forward-looking statements contained in this press release include, but are not limited to, statements related to the use of proceeds in the sale of our traditional business to Refresco, the completion of the transaction on the terms proposed, the anticipated timing of the transaction, the potential impact the acquisition will have on Cott and related matters, the execution of our strategic priorities, future financial and operating trends and results and related matters. The forward-looking statements are based on assumptions regarding management's current plans and estimates. Management believes these assumptions to be reasonable but there is no assurance that they will prove to be accurate.

Factors that could cause actual results to differ materially from those described in this press release include, among others: Cott's and Refresco's ability to complete the transaction on the anticipated terms and schedule, including the ability to obtain  regulatory approval in the United Kingdom; risks relating to any unforeseen changes to or effects on liabilities, future capital expenditures, revenues, expenses, earnings, synergies, indebtedness, financial condition, losses and future prospects; the risk that disruptions from the transaction will harm Cott's business; and the effect of economic, competitive, legal, governmental and technological factors on Cott's business; our ability to compete successfully in the markets in which we operate; changes in consumer tastes and preferences for existing products and our ability to develop and timely launch new products that appeal to such changing consumer tastes and preferences; a loss of or a reduction in business in our traditional business with key customers, particularly Walmart; consolidation of retail customers in the markets in which we operate; fluctuations in commodity prices and our ability to pass on increased costs to our customers or hedge against such rising costs, and the impact of those increased prices on our volumes; our ability to manage our operations successfully; our ability to fully realize the potential benefit of acquisitions or other strategic opportunities that we pursue; our ability to realize the revenue and cost synergies related to our recent acquisitions because of integration difficulties and other challenges; the limited nature of our indemnification rights under the acquisition agreements for our recent acquisitions; the incurrence of substantial indebtedness to finance our recent acquisitions; significant one-time transaction costs in connection with our recent acquisitions; our exposure to intangible asset risk; currency fluctuations that adversely affect the exchange between the U.S. dollar and the British pound sterling, the Euro, the Canadian dollar, the Mexican peso and other currencies; our ability to maintain favorable arrangements and relationships with our suppliers; our substantial indebtedness and our ability to meet our obligations under our debt agreements, and risks of further increases to our indebtedness; our ability to maintain compliance with the covenants and conditions under our debt agreements; fluctuations in interest rates, which could increase our borrowing costs; credit rating changes; the impact of global financial events on our financial results; our ability to fully realize the expected cost savings and/or operating efficiencies from our restructuring activities; any disruption to production at our beverage concentrates or other manufacturing facilities; our ability to maintain access to our water sources; our ability to protect our intellectual property; compliance with product health and safety standards; liability for injury or illness caused by the consumption of contaminated products; liability and damage to our reputation as a result of litigation or legal proceedings; changes in the legal and regulatory environment in which we operate; the impact of proposed taxes on soda and other sugary drinks; enforcement of compliance with the Ontario Environmental Protection Act; the seasonal nature of our business and the effect of adverse weather conditions;  the impact of national, regional and global events, including those of a political, economic, business and competitive nature; our ability to recruit, retain, and integrate new management; our ability to renew our collective bargaining agreements on satisfactory terms; disruptions in our information systems; our ability to securely maintain our customers' confidential or credit card information, or other private data relating to our employees or our company; our ability to maintain our quarterly dividend; our ability to adequately address the challenges and risks associated with our international operations and address difficulties in complying with laws and regulations including the U.S. Foreign Corrupt Practices Act and the U.K. Bribery Act of 2010; and our ability to use net operating losses to offset future taxable income.

The foregoing list of factors is not exhaustive. Readers are cautioned not to place undue reliance on any forward-looking statements, which speak only as of the date hereof. Readers are urged to carefully review and consider the various disclosures, including but not limited to risk factors contained in Cott's Annual Report on Form 10-K and its quarterly reports on Form 10-Q, as well as other filings with the securities commissions. Cott does not undertake to update or revise any of these statements in light of new information or future events, except as expressly required by applicable law.

Website: www.cott.com

COTT CORPORATION				EXHIBIT 1
CONSOLIDATED STATEMENTS OF OPERATIONS
(in millions of U.S. dollars, except share and per share amounts, U.S. GAAP)
Unaudited

	For the Three Months Ended		For the Nine Months Ended
	September 30, 2017	October 1, 2016	September 30, 2017	October 1, 2016

Revenue, net	$580.9	$476.7	$1,698.4	$1,102.0
Cost of sales	288.1	229.0	849.7	510.4
Gross profit	292.8	247.7	848.7	591.6

Selling, general and administrative expenses	262.8	225.3	777.8	547.7
(Gain) loss on disposal of property, plant & equipment, net	(0.4)	1.4	4.8	4.6
Acquisition and integration expenses	3.2	7.4	17.2	20.5
Operating income	27.2	13.6	48.9	18.8

Other expense (income), net	1.5	0.2	(1.1)	-
Interest expense, net	23.2	14.5	62.1	29.2
Income (loss) from continuing operations before income taxes	2.5	(1.1)	(12.1)	(10.4)

Income tax expense (benefit)	0.9	2.9	1.0	(4.8)
Net income (loss) from continuing operations	$1.6	$(4.0)	$(13.1)	$(5.6)
Net income from discontinued operations, net of income taxes	43.0	2.9	1.0	12.0
Net income (loss)	$44.6	$(1.1)	$(12.1)	$6.4

Less: Net income attributable to non-controlling interests -
discontinued operations	2.1	1.5	6.4	4.4
Net income (loss) attributable to Cott Corporation	$42.5	$(2.6)	$(18.5)	$2.0

Net income (loss) per common share attributable to Cott Corporation
Basic:
Continuing operations	$0.01	$(0.03)	$(0.09)	$(0.04)
Discontinued operations	$0.29	$0.01	$(0.04)	$0.06
Net income (loss)	$0.30	$(0.02)	$(0.13)	$0.02
Diluted:
Continuing operations	$0.01	$(0.03)	$(0.09)	$(0.04)
Discontinued operations	$0.29	$0.01	$(0.04)	$0.06
Net income (loss)	$0.30	$(0.02)	$(0.13)	$0.02

Weighted average common shares outstanding (in thousands)
Basic	139,205	138,195	138,980	124,900
Diluted	141,003	138,195	138,980	124,900

Dividends declared per common share	$0.06	$0.06	$0.18	$0.18

COTT CORPORATION		EXHIBIT 2
CONSOLIDATED BALANCE SHEETS
(in millions of U.S. dollars, except share amounts, U.S. GAAP)
Unaudited

	September 30, 2017	December 31, 2016
ASSETS
Current assets
Cash & cash equivalents	$82.0	$78.1
Accounts receivable, net of allowance	311.6	276.7
Inventories	142.3	124.6
Prepaid expenses and other current assets	22.2	22.1
Current assets of discontinued operations	426.5	351.7
Total current assets	984.6	853.2

Property, plant & equipment, net	590.4	581.8
Goodwill	1,097.0	1,048.3
Intangible assets, net	763.9	759.0
Deferred tax assets	2.2	-
Other long-term assets, net	36.8	24.0
Long-term assets of discontinued operations	673.6	673.4
Total assets	$4,148.5	$3,939.7

LIABILITIES AND EQUITY
Current liabilities
Current maturities of long-term debt	2.6	2.9
Accounts payable and accrued liabilities	453.1	368.0
Current liabilities of discontinued operations	519.1	439.2
Total current liabilities	974.8	810.1

Long-term debt	1,534.0	851.4
Deferred tax liabilities	131.9	155.0
Other long-term liabilities	67.5	75.4
Long-term liabilities of discontinued operations	566.5	1,174.0
Total liabilities	3,274.7	3,065.9

Equity
Common shares, no par - 139,268,878 (December 31, 2016 - 138,591,100) shares issued	915.5	909.3
Additional paid-in-capital	63.3	54.2
(Accumulated deficit) retained earnings	(20.7)	22.9
Accumulated other comprehensive loss	(92.7)	(117.9)
Total Cott Corporation equity	865.4	868.5
Non-controlling interests	8.4	5.3
Total equity	873.8	873.8
Total liabilities and equity	$4,148.5	$3,939.7

COTT CORPORATION				EXHIBIT 3
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in millions of U.S. dollars)
Unaudited

	For the Three Months Ended		For the Nine Months Ended
	September 30, 2017	October 1, 2016	September 30, 2017	October 1, 2016
Cash flows from operating activities of continuing operations:
Net income (loss)	$44.6	$(1.1)	$(12.1)	$6.4
Net income from discontinued operations, net of income taxes	43.0	2.9	1.0	12.0
Net income (loss) from continuing operations	1.6	(4.0)	(13.1)	(5.6)
Adjustments to reconcile net income (loss) from continuing
operations to cash flows from operating activities:
Depreciation & amortization	49.4	41.2	141.8	102.6
Amortization of financing fees	0.6	0.3	1.4	0.3
Amortization of senior notes premium	(1.1)	(1.5)	(3.9)	(4.4)
Share-based compensation expense	2.1	(0.9)	11.1	4.0
Benefit for deferred income taxes	(3.1)	1.3	1.4	(11.3)
Unrealized commodity hedging gain, net	(0.4)	(1.0)	(1.9)	(0.8)
Gain on extinguishment of debt, net	-	-	(1.5)	-
(Gain) loss on disposal of property, plant & equipment, net	(0.4)	1.4	4.8	4.6
Other non-cash items	(8.4)	8.5	(13.2)	7.7
Change in operating assets and liabilities, net of acquisitions:
Accounts receivable	(16.4)	4.6	(36.7)	(18.5)
Inventories	(4.9)	7.4	(14.5)	10.6
Prepaid expenses and other current assets	2.5	1.6	(0.3)	(3.5)
Other assets	0.7	(1.0)	4.8	0.6
Accounts payable and accrued liabilities and other liabilities	24.0	(6.8)	58.5	(14.4)
Net cash provided by operating activities from continuing
operations	46.2	51.1	138.7	71.9

Cash flows from investing activities of continuing operations:
Acquisitions, net of cash received	(3.4)	(912.5)	(33.4)	(958.7)
Additions to property, plant & equipment	(38.2)	(32.4)	(97.1)	(69.3)
Additions to intangible assets	(3.4)	(1.2)	(6.0)	(2.3)
Proceeds from sale of property, plant & equipment	3.1	1.3	6.0	1.5
Other investing activities	0.5	-	0.9	-
Net cash used in investing activities from continuing
operations	(41.4)	(944.8)	(129.6)	(1,028.8)

Cash flows from financing activities of continuing operations:
Payments of long-term debt	(0.3)	(0.8)	(101.9)	(0.9)
Issuance of long-term debt	-	-	750.0	498.7
Premiums and costs paid upon extinguishment of long-term debt	-	-	(7.7)	-
Issuance of common shares	2.1	2.4	2.9	366.6
Common shares repurchased and cancelled	(0.1)	(3.4)	(1.9)	(4.5)
Financing fees	-	(9.6)	(11.1)	(9.6)
Dividends paid to common shareholders	(8.4)	(8.4)	(25.1)	(23.1)
Payment of contingent consideration for acquisitions	-	(10.8)	-	(10.8)
Other financing activities	-	-	0.5	-
Net cash (used in) provided by financing activities from
continuing operations	(6.7)	(30.6)	605.7	816.4
Cash flows from discontinued operations:
Operating activities of discontinued operations	47.4	44.9	56.1	87.5
Investing activities of discontinued operations	(13.3)	(8.2)	(36.7)	(29.3)
Financing activities of discontinued operations	(9.2)	257.9	(610.5)	128.3
Net cash provided by (used in) discontinued operations	24.9	294.6	(591.1)	186.5
Effect of exchange rate changes on cash	2.0	(4.0)	6.4	(4.2)

Net increase (decrease) in cash, cash equivalents and
restricted cash	25.0	(633.7)	30.1	41.8

Cash, cash equivalents and restricted cash, beginning of period	123.2	752.6	118.1	77.1

Cash & cash equivalents, end of period	148.2	118.9	148.2	118.9
Cash & cash equivalents of
discontinued operations, end of period	66.2	27.5	66.2	27.5
Cash & cash equivalents from
continuing operations, end of period	$82.0	$91.4	$82.0	$91.4

COTT CORPORATION					EXHIBIT 4
SEGMENT INFORMATION
(in millions of U.S. dollars)
Unaudited

For the Three Months Ended September 30, 2017
(in millions of U.S. dollars)	Route Based Services	Coffee, Tea and Extract Solutions	All Other	Corporate	Total
Revenue, net
Home and office bottled water delivery	$268.0	$-	$-	$-	$268.0
Coffee and tea services	44.2	120.9	0.7	-	165.8
Retail	43.5	-	11.7	-	55.2
Other	41.6	22.5	27.8	-	91.9
Total [1]	$397.3	$143.4	$40.2	$-	$580.9
Gross Profit [2]	$249.2	$36.8	$6.8	$-	$292.8
Gross Margin %	62.7%	25.7%	16.9%	-	50.4%
Operating income (loss)	$34.6	$3.7	$4.7	$(15.8)	$27.2
Depreciation and Amortization	$41.7	$6.0	$1.7	$-	$49.4

For the Three Months Ended October 1, 2016
(in millions of U.S. dollars)	Route Based Services	Coffee, Tea and Extract Solutions	All Other	Corporate	Total
Revenue, net
Home and office bottled water delivery	$235.9	$-	$-	$-	$235.9
Coffee and tea services	38.9	72.0	2.0	-	112.9
Retail	42.9	-	10.0	-	52.9
Other	31.5	15.3	28.2	-	75.0
Total [1]	$349.2	$87.3	$40.2	$-	$476.7
Gross Profit [2]	$216.5	$24.5	$6.7	$-	$247.7
Gross Margin %	62.0%	28.1%	16.7%	-	52.0%
Operating income (loss)	$21.2	$(0.1)	$0.7	$(8.2)	$13.6
Depreciation and Amortization	$36.9	$2.8	$1.5	$-	$41.2

For the Nine Months Ended September 30, 2017
(in millions of U.S. dollars)	Route Based Services	Coffee, Tea and Extract Solutions	All Other	Corporate	Total
Revenue, net
Home and office bottled water delivery	$753.7	$-	$-	$-	$753.7
Coffee and tea services	134.9	369.6	2.0	-	506.5
Retail	127.8	-	33.9	-	161.7
Other	118.5	70.6	87.4	-	276.5
Total [1]	$1,134.9	$440.2	$123.3	$-	$1,698.4
Gross Profit [2]	$710.9	$117.9	$19.9	$-	$848.7
Gross Margin %	62.6%	26.8%	16.1%	-	50.0%
Operating income (loss)	$66.3	$13.3	$6.9	$(37.6)	$48.9
Depreciation and Amortization	$119.1	$17.2	$5.5	$-	$141.8

For the Nine Months Ended October 1, 2016
(in millions of U.S. dollars)	Route Based Services	Coffee, Tea and Extract Solutions	All Other	Corporate	Total
Revenue, net
Home and office bottled water delivery	$575.1	$-	$-	$-	$575.1
Coffee and tea services	100.4	72.0	2.0	-	174.4
Retail	127.7	-	37.8	-	165.5
Other	79.1	15.3	92.6	-	187.0
Total [1]	$882.3	$87.3	$132.4	$-	$1,102.0
Gross Profit [2]	$541.7	$24.5	$25.4	$-	$591.6
Gross Margin %	61.4%	28.1%	19.2%	-	53.7%
Operating income (loss)	$44.7	$(0.1)	$7.5	$(33.3)	$18.8
Depreciation and Amortization	$94.6	$2.8	$5.2	$-	$102.6
[1] Includes related party concentrate sales to discontinued operations.
[2] Gross profit from external and related party revenues.

COTT CORPORATION				EXHIBIT 5
SUPPLEMENTARY INFORMATION - NON-GAAP - EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION & AMORTIZATION
(EBITDA)
(in millions of U.S. dollars)
Unaudited

	For the Three Months Ended		For the Nine Months Ended
	September 30, 2017	October 1, 2016	September 30, 2017	October 1, 2016

Net income (loss) from continuing operations	$1.6	$(4.0)	$(13.1)	$(5.6)
Interest expense, net	23.2	14.5	62.1	29.2
Income tax expense (benefit)	0.9	2.9	1.0	(4.8)
Depreciation & amortization	49.4	41.2	141.8	102.6
EBITDA	$75.1	$54.6	$191.8	$121.4

Acquisition and integration costs [1,3]	3.2	7.4	17.2	20.5
Share-based compensation costs [2,4]	1.9	0.2	8.7	4.4
Inventory step-up [5]	-	4.2	-	4.7
Unrealized commodity hedging gain, net [6]	(0.4)	(1.0)	(1.9)	(0.8)
Foreign exchange and other (gains) losses, net [7]	(0.2)	0.8	(1.1)	(0.5)
Loss on disposal of property, plant & equipment, net [8]	-	1.4	5.7	4.6
Gain on extinguishment of long-term debt, net [9]	-	-	(1.5)	-
Other adjustments [10]	4.3	0.9	6.3	1.8
Adjusted EBITDA	$83.9	$68.5	$225.2	$156.1
[1]1. Includes $0.2 million and $2.4 million of share-based compensation costs for the three and nine months ended September 30, 2017, respectively, related to awards granted in connection with the acquisitions of our S&D and Eden businesses, and a reduction of $1.1 million and $0.4 million share-based compensation costs for the three and nine months ended October 1, 2016, respectively, related to awards granted in connection with the acquisitions of our S&D, Eden and DSS businesses.

[2]Effective January 1, 2017, share-based compensation expense, as a part of annual compensation packages, is included in adjustments to EBITDA, and prior periods presented have been updated to incorporate the change. This determination is based upon a review of peer companies and business practice among entities undergoing transformation within their operations.

	Location in Consolidated	For the Three Months Ended		For the Nine Months Ended
	Statements of Operations	September 30, 2017	October 1, 2016	September 30, 2017	October 1, 2016
		(Unaudited)		(Unaudited)
[3]Acquisition and integration costs	Acquisition and integration expenses	$3.2	$7.4	$17.2	$20.5
[4]Share-based compensation costs	Selling, general and administrative expenses	1.9	0.2	8.7	4.4
[5]Inventory step-up	Cost of sales	-	4.2	-	4.7
[6]Unrealized commodity hedging gain, net	Cost of sales	(0.4)	(1.0)	(1.9)	(0.8)
[7]Foreign exchange and other (gains) losses, net	Other expense (income), net	(0.2)	0.8	(1.1)	(0.5)
[8]Loss on disposal of property, plant & equipment, net	Loss on disposal of property,
	plant & equipment, net	-	1.4	5.7	4.6
[9]Gain on extinguishment of long-term debt, net	Other expense (income), net	-	-	(1.5)	-
[10]Other adjustments	Selling, general and administrative expenses	2.7	0.5	4.8	1.4
	Other expense (income), net	1.6	0.4	1.5	0.4

COTT CORPORATION		EXHIBIT 6
SUPPLEMENTARY INFORMATION - NON-GAAP - FREE CASH FLOW AND
ADJUSTED FREE CASH FLOW
(in millions of U.S. dollars)
Unaudited

	For the Three Months Ended
	September 30, 2017	October 1, 2016

Net cash provided by operating activities from
continuing operations	$46.2	$51.1
Less: Additions to property, plant, and equipment	(38.2)	(32.4)
Free Cash Flow	$8.0	$18.7

Plus:
Acquisition and integration cash costs	4.6	14.1
Adjusted Free Cash Flow	$12.6	$32.8

	For the Nine Months Ended
	September 30, 2017	October 1, 2016

Net cash provided by operating activities
continuing operations	$138.7	$71.9
Less: Additions to property, plant, and equipment	$(97.1)	(69.3)
Free Cash Flow	$41.6	$2.6

Plus:
Acquisition and integration cash costs	16.9	16.0
Adjusted Free Cash Flow	$58.5	$18.6

COTT CORPORATION				EXHIBIT 7
SUPPLEMENTARY INFORMATION - NON-GAAP - ADJUSTED NET LOSS
(in millions of U.S. dollars, except share and per share amounts)
Unaudited

	For the Three Months Ended		For the Nine Months Ended
	September 30, 2017	October 1, 2016	September 30, 2017	October 1, 2016

Net income (loss) from continuing operations	$1.6	$(4.0)	$(13.1)	$(5.6)

Acquisition and integration costs	3.2	7.4	17.2	20.5
Inventory step-up	-	4.2	-	4.7
Unrealized commodity hedging gain, net	(0.4)	(1.0)	(1.9)	(0.8)
Foreign exchange and other (gains) losses, net	(0.2)	0.8	(1.1)	(0.5)
Loss on disposal of property, plant & equipment, net	-	1.4	5.7	4.6
Interest payment on 2024 Notes[1]	-	2.4	-	2.4
Interest expense on 2020 Notes[2]	-	(10.7)	(9.5)	(31.9)
Tax valuation allowance	-	8.5	-	8.5
Gain on extinguishment of long-term debt, net	-	-	(1.5)	-
Other adjustments	4.3	0.9	6.3	1.8
Adjustments for tax effect [3]	0.1	(4.5)	(1.4)	(10.7)
Adjusted net income (loss) from continuing operations	$8.6	$5.4	$0.7	$(7.0)

Adjusted net income (loss) per common share from
continuing operations
Basic	$0.06	$0.04	$0.01	$(0.06)
Diluted	$0.06	$0.04	$0.01	$(0.06)

Weighted average common shares outstanding (millions)
Basic	139.2	138.2	139.0	124.9
Diluted	141.0	139.3	140.2	124.9
[1]Represents the interest paid on the 2024 Notes while the proceeds were held in escrow prior to funding a portion of the purchase price for the acquisition of our Eden business.

[2]Represents the interest expense incurred on the 2020 Notes which are recorded within discontinued operations. In March 2017, the 2020 Notes were redeemed in full with proceeds from the issuance of the 2025 Notes which are recorded in continuing operations. These adjustments move the 2020 Notes into continued operations in order to have both the 2020 Notes and the 2025 Notes within the same area of financial reporting.

[3]Reflects tax effect of adjustments at the statutory tax rate within the applicable tax jurisdiction.

COTT CORPORATION								EXHIBIT 8
SUPPLEMENTARY INFORMATION - TOTAL REVENUES (CONTINUING AND DISCONTINUED OPERATIONS)
(in millions of U.S. dollars)

	For the Three Months Ended September 30, 2017				For the Three Months Ended October 1, 2016
	Continuing Operations	Discontinued Operations	Intercompany Elimination	Total Company	Continuing Operations	Discontinued Operations	Intercompany Elimination	Total Company

Revenue, net	$580.9	$425.6	$(11.8)	$994.7	$476.7	$419.3	$(10.9)	$885.1

COTT CORPORATION		EXHIBIT 9
SUPPLEMENTARY INFORMATION - NON-GAAP - EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION &
AMORTIZATION - TOTAL COMPANY (CONTINUING OPERATIONS AND DISCONTINUED OPERATIONS.
(EBITDA)
(in millions of U.S. dollars)
Unaudited

	For the Three Months Ended
	September 30, 2017	October 1, 2016

Net income (loss) attributed to Cott Corporation	$42.5	$(2.6)
Interest expense, net	31.7	34.4
Income tax (benefit) expense	(30.0)	4.5
Depreciation & amortization	70.7	63.2
Net income attributable to non-controlling interests	2.1	1.5
EBITDA	$117.0	$101.0

Acquisition and integration costs	7.7	7.8
Share-based compensation expense	2.7	-
Inventory step-up	-	4.2
Unrealized commodity hedging gain, net	(0.4)	(1.0)
Foreign exchange and other gains, net	(6.9)	(1.4)
Loss on disposal of property, plant & equipment, net	-	0.8
Other adjustments	6.5	(0.6)
Adjusted EBITDA	$126.6	$110.8

CONTINUING OPERATIONS - ROUTE BASED SERVICES AND COFFEE, TEA AND EXTRACT SOLUTIONS							EXHIBIT 10
SUPPLEMENTARY INFORMATION - PRO FORMA REVENUE
(in millions of U.S. dollars)
Unaudited

	DS Services		Total	Eden	Route Based	S&D
	U.S.	Canada	DS Services	Springs	Services	Coffee and Tea	Total
For the Three Months Ended September 30, 2017	$271.9	$16.8	$288.7	$108.6	$397.3	$143.4	$540.7

Pro Forma For the Three Months Ended October 1, 2016	$262.3	$16.9	$279.2	$105.7	$384.9	$133.5	$518.4

Percentage Change	3.7%	-0.6%	3.4%	2.7%	3.2%	7.4%	4.3%

SOURCE Cott Corporation

View original content with multimedia: http://www.newswire.ca/en/releases/archive/November2017/09/c7322.html

%CIK: 0000884713

For further information: Jarrod Langhans, Investor Relations, Tel: (813) 313-1732, Investorrelations@cott.com

CO: Cott Corporation

CNW 06:55e 09-NOV-17